Exhibit 10.40

INDEMNIFICATION AGREEMENT

This Indemnification Agreement dated as of the ____ day of ● 201●,

B E T W E E N:

●
of the City of ●, in the
Province of ●

(the “Indemnitee”),

OF THE FIRST PART,

- and -

THOMPSON CREEK METALS COMPANY INC.,
a company incorporated under the laws
of the Province of British Columbia

(the “Corporation”),

OF THE SECOND PART.

RECITALS:

(a)	The Corporation desires to attract and retain the services of highly qualified individuals such as the Indemnitee to serve as directors of the Corporation.

(b)
In order to attract such individuals the Corporation desires to provide them with the maximum protection permitted by applicable law against liabilities they may incur in their capacities as directors of the Corporation or in any other capacity in which they may act at the request of the Corporation.

(c)	In light of the foregoing, the Indemnitee consented to be appointed and has been appointed a director of the Corporation.

(d)
The Corporation desires to provide the Indemnitee with the maximum protection permitted by applicable law against any and all liabilities he may incur in his capacity as a director of the Corporation or in any other capacity in which he may act at the request of the Corporation.

In consideration of the premises, the payment by each party to the other of the sum of $1.00 in lawful money of Canada (receipt of which is acknowledged), the respective covenants of each party set forth in this Agreement and other good and valuable consideration (the sufficiency of which is acknowledged), the parties agree as follows:

Section 1    Definitions

In this Agreement:

“Act” means the Business Corporations Act (British Columbia) or such other substituted or replacement corporate legislation, as in force from time to time during the term of this Agreement;

“Agent” means any person who (a) is or was a director or officer of the Corporation, (b) is or was a director or officer of another body corporate at a time when that body corporate is or was an affiliate of the Corporation,

(c) is or was a director or officer of another body corporate at the request of the Corporation, or (d) is or was serving at the request of the Corporation as a director, officer or a position equivalent to that of a partnership, joint venture, trust, or other unincorporated entity;

“Associated Entity” means a body corporate, partnership, joint venture or other incorporated entity referred to in the definition of “Agent”;

“Expenses” means, without limitation, lawyers’ fees, any expenses of establishing a right to indemnification under this Agreement or the Act, or any other expenses permitted under this Agreement or the Act; and

“Proceeding” means threatened, pending, contemplated or completed action, proceeding, claim, suit or inquiry, whether civil, criminal or administrative, to which the Indemnitee, or any of the heirs and personal or other legal representatives of the Indemnitee, is or was a party, or is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to a proceeding, whether civil, criminal or administrative, by reason of the fact that the Indemnitee is or was an Agent or by reason of anything done or not done by him in such capacity.

Section 2	Agreement to Serve

In consideration of the protection afforded by this Agreement, the Indemnitee agrees to serve as a director of the Corporation, provided that nothing in this Agreement shall prohibit the Indemnitee from resigning as such at any time. If the Indemnitee is an employee or agent of the Corporation, nothing contained in this Agreement is intended to create, and shall not create, in the Indemnitee any right to continued employment.

Section 3    Indemnification

(1)
Indemnity. The Corporation shall, to the fullest extent permitted by law, indemnify the Indemnitee, effective from the date the Indemnitee was first appointed as a director of the Corporation, against any and all Expenses, judgments, fines, penalties, settlements, damages and other amounts actually and reasonably incurred (including, without limitation, costs, charges, legal fees and disbursements) by the Indemnitee in connection with any Proceeding to the fullest extent permitted by the Act unless, with respect to the acts or omissions of the Indemnitee, the Indemnitee did not act honestly and in good faith with a view to the best interests of the Corporation or the Associated Entity or, in the case of a criminal or administrative action or proceeding, the Indemnitee did not have reasonable grounds for believing that his conduct in respect of which the Proceeding was brought was lawful. No determination in any Proceeding against the Indemnitee by judgment, order, settlement (with or without court approval) or conviction shall, of itself, create a presumption that the Indemnitee did not act honestly and in good faith with a view to the best interests of the Corporation or the Associated Entity and, with respect to any criminal or administrative action or proceeding, that the Indemnitee did not have reasonable grounds for believing that his conduct was lawful.

(2)
Notice and Co-operation by the Indemnitee. The Indemnitee shall, as a condition precedent to his right to be indemnified under this Agreement, give the Corporation notice in writing as soon as practicable of the commencement or the threatened commencement of any Proceeding against the Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Corporation shall be directed to the Chairman and Chief Executive Officer of the Corporation at the address set out in Section 15 of this Agreement (or such other address as the Corporation shall designate in writing to the Indemnitee). In addition, the Indemnitee shall give the Corporation such information and co-operation regarding such Proceeding or threatened Proceeding as it may reasonably require and as shall be within the Indemnitee’s power.

(3)
Payment. Within ten days after receipt of a claim for indemnification under this Agreement, the Corporation shall pay or cause to be paid the indemnification claim unless the indemnification claim is not covered by this Agreement or the payment thereof is not permitted by applicable law. If the Corporation believes that the indemnification claim is not covered by this Agreement or the payment thereof is not permitted by applicable law, it shall proceed in accordance with Section 10 of this Agreement, “Determination of Indemnification”.

Any claim for indemnification, if paid by the Corporation, shall be subject to repayment in the event that the indemnification claim is not covered by this Agreement or the payment thereof is not permitted by applicable law, as set out in Subsection 3(4). For greater certainty and notwithstanding anything herein contained, the Corporation shall advance moneys to the Indemnitee for all costs, charges and expenses incurred by the Indemnitee in respect of a Proceeding in accordance with this Subsection 3(3), and subject to the terms set out in Subsection 3(4) and Section 10.

(4)
Repayment of Money. If the Corporation pays an Expense amount to the Indemnitee which (i) the Corporation is not permitted to pay by law or pursuant to this Agreement, or (ii) is later reimbursed from a source other than the Corporation, then such amount shall be deemed to have been a loan by the Corporation to the Indemnitee and upon written request by the Corporation, the Indemnitee shall repay such amounts to the Corporation within thirty (30) days of such written request for reimbursement. No interest shall be payable by the Indemnitee with respect to such loan unless such loan is not repaid within such period of thirty (30) days, in which event interest shall be payable thereon at the rate of five percent (5%) per annum, computed from the date which is thirty (30) days following the written request of the Corporation for repayment. The Indemnitee’s Agreement herein shall serve as written undertaking that, if it is ultimately determined that the payment of any Expense by the Corporation is not permitted or later reimbursed by a source other than the Corporation, the Indemnitee will repay the Corporation any such Expense’s.

(5)
Effect on Remuneration. Any indemnification to be made to the Indemnitee under this Agreement shall not be affected by any remuneration that the Indemnitee shall have received, or to which the Indemnitee may be entitled, at any time for acting as a director of the Corporation or, at the request of the Corporation, as a director, or as an individual acting in a similar capacity, of another entity.

(6)
Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Subsection 3(2) hereof, the Corporation has directors’, officers’, employees’ and/or agents’ liability insurance in effect, the Corporation shall give prompt notice of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Corporation shall then take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(7)
Selection of Counsel. In the event the Corporation shall be obligated under this Section 3 to indemnify the Indemnitee, the Corporation shall be entitled to assume the defence of such Proceeding upon the delivery to the Indemnitee of written notice of its election to do so. After delivery of such notice and the retention of counsel by the Corporation, the Corporation shall not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same Proceeding, provided that (i) the Indemnitee shall have the right to employ his own counsel in any such Proceeding at the Indemnitee’s expense; and (ii) if (A) the employment of counsel by the Indemnitee has been previously authorized by the Corporation, (B) the Indemnitee shall have been advised in a written opinion of counsel acceptable to the Corporation, acting reasonably, addressed to the Indemnitee and to the Corporation stating that there may be a conflict of interest between the Corporation and the Indemnitee in the conduct of any such defence, or (C) the Corporation shall not, in fact, have employed counsel to assume the defence of such Proceeding, then the fees and expenses of the Indemnitee’s counsel shall be borne by the Corporation.

(8)
Settlement by Indemnitee. No settlement shall be undertaken by the Indemnitee in respect of any Proceeding without the consent of the Corporation unless the Corporation and its insurer(s), if any applicable insurance exists, have indicated that they would not indemnify the Indemnitee according to the terms of this Agreement or any applicable directors’, officers’, employees’ and/or agents’ liability insurance policy, that may or may not be in force.

(9)
Settlement by Corporation. The Corporation shall be entitled to settle any Proceeding against the Indemnitee for which indemnity is sought by the Indemnitee hereunder on terms and conditions determined by the Corporation, provided that: (i) the settlement does not involve any obligation or liability of the Indemnitee other than the payment of a monetary amount; (ii) the Indemnitee is indemnified in full against payment of such monetary amount together with all related Expenses, whether or not such Expenses would otherwise be payable hereunder; and (iii) the settlement is expressly stated to be made by the Corporation on behalf of the Indemnitee, without any admission of liability by the Indemnitee.

Section 4    Additional Indemnification Rights: Non-Exclusivity

(1)
Scope. Notwithstanding any other provision of this Agreement, the Corporation hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by other provisions of this Agreement. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a British Columbia corporation to indemnify an Agent, such changes shall, without any formality, be within the purview of the Indemnitee’s rights and the Corporation’s obligations under this Agreement.

(2)
Non-Exclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any rights to which the Indemnitee may be entitled under the Corporation’s notice of articles, its articles, any other agreement by which the Corporation is bound, any vote of shareholders or disinterested directors, the Act or otherwise.

(3)
Partial Indemnification. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of the Expenses, judgments, fines, penalties, damages or settlements actually or reasonably incurred by the Indemnitee in the investigation, defence, appeal or settlement of any Proceeding, but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for that portion for which the Indemnitee is entitled to indemnification.

(4)
Further Compensation. The Corporation also agrees that in case any legal proceeding or investigation shall be brought against the Corporation by any court or governmental commission or regulatory authority or any stock exchange or other entity having regulatory authority, either domestic or foreign and the Indemnitee shall be required to testify in connection with such legal proceeding or investigation or shall be required to respond to procedures designed to discover information regarding a proceeding involving the Corporation, the Indemnitee, if and as agreed by the Corporation, shall employ its own counsel in connection with such legal proceeding or investigation, and the reasonable fees and expenses of such counsel as well as the reasonable costs (including an amount to reimburse the Indemnitee (other than an Indemnitee employed by the Corporation at the time of such proceeding) for time spent by him at a reasonable per diem rate of compensation appropriate for the Indemnitee, as the Indemnitee and the Corporation will agree (or if they do not agree, as determined by independent legal counsel appointed by both parties and out-of-pocket expenses incurred by the Indemnitee in connection therewith shall be paid by the Corporation as they occur.

Section 5    The Directors’ and Indemnitees’ Liability Insurance

The Corporation shall, from time to time, make a good faith determination whether or not it is practicable for the Corporation to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the Agents with coverage from losses from wrongful acts, or to insure the Corporation’s performance of its indemnification obligations under this Agreement. Among other considerations, the Corporation will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. In all policies of Agents’ liability insurance, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Corporation’s directors. Notwithstanding the foregoing, the Corporation shall have no obligation to obtain or maintain such insurance if the Corporation determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are too high, if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if the Indemnitee is covered by similar insurance maintained by a subsidiary or parent of the Corporation.

Section 6    Severability

If any section, paragraph, clause or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such determination shall not affect or impair and shall not be deemed to affect or impair the validity, legality or enforceability of any other section, paragraph, clause or other provision hereof and each such section, paragraph, clause or other provision shall be interpreted in such a manner as shall render them valid, legal and enforceable to the greatest extent permitted by applicable law.

Section 7    Exceptions

Any other provision herein to the contrary notwithstanding, pursuant to the terms of this Agreement, and unless the Corporation is being ordered by the court due to an application brought in accordance with the Act to do any of the following, the Corporation shall not be obligated:

(i)	Excluded Acts. to indemnify the Indemnitee for any acts or omissions or transactions from which a director cannot be relieved of liability as set forth in the Act; or

(ii)
Claims Initiated by the Indemnitee. to indemnify or advance Expenses to the Indemnitee with respect to proceedings or claims initiated or brought voluntarily by the Indemnitee and not by way of defence, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement, the Act or any other statute or law; or

(iii)
Lack of Good Faith. to indemnify the Indemnitee for any Expenses incurred by the Indemnitee with respect to any Proceeding instituted to enforce or interpret this Agreement, if a court of competent jurisdiction determines that any of the material assertions made by the Indemnitee in such proceedings was not made in good faith or was frivolous; or

(iv)	Gross Negligence. to indemnify the Indemnitee in the case of the gross negligence or willful misconduct of the Indemnitee in connection with the duties of the Indemnitee as an Agent; or

(v)
Insured Claims. to indemnify the Indemnitee for Expenses or liabilities of any type whatsoever which have been paid directly to the Indemnitee by an insurance carrier under a policy of Agents’ liability insurance maintained by the Corporation; or

(vi)
Claims for Unlawful Profits. to indemnify the Indemnitee for Expenses or the payment of profits arising from the purchase and sale by the Indemnitee of securities in violation of applicable securities laws; or

(vii)
Reasonable Belief Activity Lawful. to indemnify the Indemnitee for Expenses incurred by the Indemnitee with respect to any Proceeding, other than a civil proceeding, if the Indemnitee did not have reasonable grounds for believing that the Indemnitee’s conduct in respect of which the proceeding was brought was lawful; or

(viii)
Proceeding brought by Corporation. to indemnify the Indemnitee for Expenses incurred by the Indemnitee with respect to any Proceeding brought against the Indemnitee by or on behalf of the Corporation or by or on behalf of an Associate Entity; or

(ix)	Other Indemnification. to indemnify the Indemnitee for Expenses for which the Indemnitee is indemnified by the Corporation otherwise than pursuant to this Agreement.

Section 8     No Invalidation

Subject to Section 3, 7 and 10 of this Agreement, no failure by the Indemnitee in their capacity as Agent to comply with the provisions of the Business Corporations Act (British Columbia) or the Notice of Articles and Articles of the Corporation will invalidate any indemnity to which the Indemnitee is entitled to under this Agreement.

Section 9    Effectiveness of Agreement; Continuation of Indemnity

(1)
Effectiveness. Nothing in this Agreement is intended to require or shall be construed as requiring the Corporation to do or fail to do any act in violation of applicable law. The Corporation’s inability, pursuant to applicable law or court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement.

(2)
Continuation. The indemnification and advancement of Expenses by the Corporation to the Indemnitee provided for under this Agreement shall survive and continue after termination of the Indemnitee as an officer, director, employee or other Agent as to any acts or omissions by the Indemnitee while serving in such capacity.

(3)
Access to Information. The Indemnitee and the Indemnitee’s advisors shall at all times be entitled to review during regular business hours all documents, records and other information with respect to the Corporation or any Associated Entity in which the Indemnitee acted as an Agent which are under the Corporation’s control and which may be reasonably necessary in order to defend the Indemnitee against any Proceeding that relates to, arises from or is based on the Indemnitee’s discharge of their duties as Agent, provided that the Indemnitee shall maintain all such information in strictest confidence except to the extent necessary for the Indemnitee’s defence. This section shall not apply where the Proceeding is initiated by the Corporation or any of the Associated Entities nor shall it apply where the review by the Indemnitee and/or its advisors of any such documents, records or other information would, in the opinion of legal counsel to the Corporation, cause the Corporation (or an Associated Entity) to lose its entitlement to claim privilege with respect to the disclosure of same in any proceeding in any jurisdiction.

Section 10	Determination of Indemnification

The determination on behalf of the Corporation that the Indemnitee is not entitled to be indemnified under this Agreement, the Act or the by-laws of the Corporation against any and all Expenses arising out of any Proceeding hereof shall be made by independent legal counsel selected mutually by the Corporation and the Indemnitee. If the Corporation and the Indemnitee cannot agree as to an independent legal counsel to make such determination within 45 days of the Corporation notifying the Indemnitee of its decision that the Indemnitee is not entitled to indemnification or, if independent legal counsel selected in accordance herewith fails to make a determination as to the right of the Indemnitee to indemnification hereunder within 45 days of the selection of the independent legal counsel, the Indemnitee or the Corporation shall have the right to apply to a court of competent jurisdiction for such a determination. While any determination is being made, the Indemnitee shall be entitled to indemnification in accordance with this Agreement, the Act or the by-laws of the Corporation. Notwithstanding any such determination, unless made by a court of competent jurisdiction, the right of the Indemnitee to indemnification or advances of costs, charges and expenses as provided in the Agreement, the Act or the by-laws of the Corporation shall be enforceable by the Indemnitee in any court of competent jurisdiction. The burden of proving that the Indemnitee is not entitled to indemnification under this Agreement, the Act or the by-laws of the Corporation shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action or proceeding that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation that the Indemnitee has not met such applicable standard of conduct shall be a defence to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. Costs and expenses, including legal fees, reasonably incurred by the Indemnitee in connection with establishing the Indemnified Party's right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation.

Section 11	Tax Adjustment

If any amount payable under this Agreement (including, without limitation, an amount paid or payable on account of insurance premiums or made by an insurer under a directors’, officers’, employees’ and/or agents’ liability insurance policy, if one exists at time of Expense), constitutes a taxable benefit to the Indemnitee or otherwise subjects the Indemnitee to any tax or levy of any kind, or any taxing authority so alleges, the Corporation will keep the Indemnitee harmless from any such tax or levy and, without limiting the foregoing, shall timely pay to the Indemnitee or on the

Indemnitee’s behalf the amount of any and all such taxes and levies, together with any interest and penalties thereon not arising exclusively from the Indemnitee’s gross negligence, including any such amounts relating to any payment under this Section 11, so that no such amount will be an unreimbursed expense to the Indemnitee. The Corporation will also reimburse the Indemnitee, on a similar after tax basis, for any reasonable costs (including the costs of professional advisors) incurred by the Indemnitee in connection with any payment to which this Section 11 relates or the enforcement by the Indemnitee of their rights hereunder. The amount of any payment hereunder shall be determined without regard to any deductions, credits offsets or similar amounts or adjustments available to the Indemnitee in computing income, taxable income, tax payable or other relevant amounts (except to the extent arising from payments under this Section 11). For clarity, the Indemnitee shall not be obliged to contest any claim that tax, other levy, penalty or interest to which this Section 11 applies is owing, and their rights under this Section 11 are not dependent on the validity of any such claim.

Section 12	Counterparts

This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument.

Section 13    Successors and Assigns

This Agreement shall be binding upon the Corporation and its successors and assigns, and shall enure to the benefit of the Indemnitee and the Indemnitee’s estate, heirs, legal representatives and assigns. This Agreement may not be amended except with the written agreement of both parties.

Section 14    Legal Expenses

If any action is instituted by the Indemnitee under this Agreement to enforce or interpret any of the terms hereof, the Indemnitee shall be entitled to be paid all court costs and expenses, including the reasonable fees of counsel, incurred by the Indemnitee with respect to such action, unless as a part of such action, the court of competent jurisdiction determines that any of the material assertions made by the Indemnitee as a basis for such action were not made in good faith or were frivolous.

Section 15    Notices

All notices, requests and other communications hereunder shall be in writing, and shall be delivered by courier or other means of personal service, or sent by facsimile transmission, e-mail or mailed first class, postage prepaid, by registered mail, return receipt requested, in all cases, addressed to:

Indemnitee:    ●

Corporation:    Thompson Creek Metals Company Inc.
26 West Dry Creek Circle, Suite 810
Littleton, Colorado 80120
Attention: Kevin Loughrey

All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgement or other evidence of actual receipt or delivery to the address.

Section 16    Consents to Jurisdiction

Any and all legal proceedings to enforce this Agreement, whether in contract, tort, equity or otherwise, shall be brought in the appropriate court in the Province of British Columbia, the parties waive any claim or defence that such forum is not convenient or proper. The Corporation and the Indemnitee each agrees that any court shall have in personam jurisdiction over it, consents to service of process in any manner prescribed in Section 15 or in any other manner authorized by British Columbia law, and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner specified by law.

Section 17     Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia as applied to contracts between British Columbia residents entered into and performed entirely within British Columbia.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

THOMPSON CREEK METALS COMPANY INC.

By:

Signed, sealed and delivered    )
in the presence of    )
)
)
Witness        )        ●